EXHIBIT 10.22

SECOND AMENDMENT TO THE

AMENDED AND RESTATED EXECUTIVE AGREEMENT

This Second Amendment to the Amended and Restated Executive Agreement (the "Amendment") is effective as of December 18, 2020 (the “Effective Date”) and amends that certain Amended and Restated  Executive Agreement effective as of March 16, 2016 (the “Agreement”) between Huttig Building Products, Inc., a Delaware corporation (the "Company"), and Jon Vrabely (the "Executive"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, as a result of the COVID-19 pandemic, the Company experienced disruptions to the business and implemented cost containment measures to mitigate the impact of the pandemic on the Company’s financial position; and

WHEREAS, the Company temporarily imposed a 20% pay cut to the base salary compensation for members of the executive management team;

WHEREAS, the Board of Directors of the Company entered into the First Amendment to the Amended and Restated Executive Agreement dated April 27, 2020 (“First Amendment”) with Mr. Vrabely temporarily reducing his Base Salary by twenty percent (20%);

WHEREAS, by action of the Board of Directors on December 18, 2020, the Board approved the reinstatement of Mr. Vrabely’s base salary of $600,000 commencing on January 1, 2020;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto agree that the Agreement is amended as follows:

1.Reinstatement of Original Base Salary. Paragraph 3(a)(i) of the Agreement is hereby amended so that, effective for pay periods beginning after January 1, 2021, the Executive’s annual base salary of Six Hundred Thousand Dollars ($600,000.00) (the “Base Salary”) shall be fully reinstated and the temporary salary reduction effected by the First Amendment shall no longer be in effect.

2.No Effect on Severance Payments.  The Executive’s Base Salary shall be deemed to be his base salary for the purposes of the calculation of any Severance Payment payable to the Executive pursuant to Paragraph 4 of the Agreement or any termination payment payable to the Executive pursuant to Paragraph 4 of the Agreement; that is, any such calculation shall be made without regard to the salary reduction as provided in the First Amendment and the Base Salary as defined herein shall apply.

3.No Other Changes; Execution in Counterparts. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect. This Amendment may be executed via .pdf and sent in counterparts, each of which shall be deemed an original, but of which shall constitute one and the same instrument.

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Accept and agreed as of the Effective Date set forth above.

HUTTIG BUILDING PRODUCTS, INC.

By: /s/Del Tanner

Name:  Del Tanner

Title:   Chairman

EXECUTIVE:

/s/Jon Vrabely

Jon Vrabely